Exhibit 8.1

Faegre Baker Daniels LLP

600 East 96th Street • Suite 600

Indianapolis • Indiana 46240-3789

Phone +1 317 569 9600

Fax +1 317 569 4800

September 20, 2012

Simon Property Group, Inc.

225 West Washington Street

Indianapolis, Indiana 46204

Ladies and Gentlemen:

We have acted as U. S. federal income tax counsel to Simon Property Group, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale of 5,873,620 shares of the Company’s common stock (the “Shares”) by the Melvin Simon Family Enterprises Trust pursuant to the joint Registration Statement on Form S-3, Registration Nos. 333-179874 and 333-179874-01 (the “Registration Statement”) filed by the Company and its subsidiary, Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus dated March 2, 2012, and the prospectus supplement dated September 19, 2012 (collectively, the “Prospectus”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K.

For purposes of this opinion letter, we have examined the Registration Statement (including the documents incorporated by reference therein), the Prospectus, the Amended and Restated Certificate of Incorporation and By-laws of the Company and the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership, each as amended to the date hereof. We have also examined originals or copies, certified or otherwise authenticated to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

We have assumed that the statements and descriptions of the Company’s businesses, properties, and intended activities as described in the Registration Statement and the documents incorporated therein by reference are accurate and complete.

For purposes of rendering the opinions expressed herein, we also have assumed the accuracy of the factual representations contained in the letter from the Company to us concerning the classification and operation of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Based upon and subject to the foregoing, we are of the following opinions:

1.                                       The Company has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Internal Revenue Code.

2.                                       The Company has been organized and has operated in a manner, as described in the Registration Statement and as represented by the Company, so as to enable it to remain qualified as a REIT.

3.                                       The discussion contained in the Prospectus under the heading “Federal Income Tax Considerations” fairly summarizes the United States Federal income tax considerations that are likely to be material to a holder of the Company’s common stock.

This opinion letter is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. Moreover, the Company’s qualification and taxation as a REIT depends upon its ability to meet — through actual annual operating results — requirements under the Internal Revenue Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements depends upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to remain qualified or be taxed as a REIT under the Internal Revenue Code.

We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Federal Income Tax Considerations” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Faegre Baker Daniels LLP